UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 11, 2017

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 West 5th Street Covington, KY 41011

(Address of principal executive offices, including zip code)

(513) 602-3268

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Effective December 7, 2017, the Board of Directors of the Company approved the issuance of 1,000 shares of Series F Preferred Stock (as defined and described below under Item 5.03) (the “Series F Preferred Stock Shares”) to Mr. Clifford Rhee, the Chairman of the Board of Directors of the Company, or his assigns, in consideration of his role in the proprietary and intellectual aspects of the Ngen Technologies USA Corp (“Ngen”) that has been assigned to the Corporation.

The issuance of these shares was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as there was no general solicitation, and the transactions did not involve a public offering.

A copy of the Certificate of Designation (the “COD”) that was filed with the Nevada Secretary of State on December 11, 2017, is attached hereto as Exhibit 3.1 of this Report and is incorporated by reference herein.

Item 5.01 Changes in Control of the Registrant

As a result of the issuance of the Series F Preferred Stock Shares to Mr. Rhee, or his assigns, (described above in Item 3.02), and the Super Majority Voting Rights (described below in Item 5.03), Mr. Rhee obtained voting rights over the Company’s outstanding voting stock on December 11, 2017, which provide him the right to vote up to 51% of the total voting shares able to vote on any and all shareholder matters. As a result, Mr. Rhee will exercise majority control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Rhee may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders. Additionally, it may be impossible for shareholders to remove Mr. Rhee as an officer or Director of the Company due to the Super Majority Voting Rights. In the event Mr. Rhee is no longer acting as Chairman if the Board of Directors of the Corporation, the shares of Series F Preferred Stock shall automatically, without any action on the part of any party, or the Corporation, be deemed cancelled in their entirety.

Item 5.03 Amendment to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Effective December 7, 2017, the Board of Directors approved the filing of the COD establishing the designations, preferences, limitations and relative rights of the Company’s Series F Preferred Stock (the “Series F Preferred Stock”). The Board of Directors authorized the issuance of up to 1,000 shares of Series F Preferred Stock, which the Board agreed to issue to Mr. Rhee or his assigns, upon the company filing the COD with the Nevada Secretary of State. The COD was filed with the Nevada Secretary of State on December 11, 2017. The terms of the COD of the Series F Preferred Stock include the right to vote in aggregate, on all shareholder matters equal to 51% of the total vote (“Super Majority Voting Rights”). The Series F Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

3.1	Certificate of Designation Series F Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENFIELD FARMS FOOD, INC.

Dated: December 15, 2017	By:	/s/ Clifford M Rhee
Clifford M Rhee
Chairman

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